UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 17, 2003




                         MDSI Mobile Data Solutions Inc.
             (Exact name of registrant as specified in its charter)


           Canada                       000-28968              Not Applicable
------------------------------    ------------------------   -------------------
(Jurisdiction of incorporation)   (Commission file number)    (I.R.S. Employer
                                                             Identification No.)



                              10271 Shellbridge Way
                           Richmond, British Columbia,
                                 Canada V6X 2W8
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (604) 207-6000



                                 Not Applicable
    -------------------------------------------------------------------------
             (Former name or address, if changed since last report)




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Item 5.  Other Events

On December 16, 2003, the Board of Directors of MDSI Mobile Data Solutions Inc. (the "Company") approved a Shareholder Rights Plan Agreement, adopting a shareholders' rights plan (the "Rights Plan") to replace the rights plan that expired on December 17, 2003. While the Rights Plan became effective upon the entering into of the Shareholder Rights Plan Agreement on December 17, 2003, the Rights Plan will terminate if the Shareholder Rights Plan Agreement is not approved, with or without variation, at the next annual meeting of the Company's shareholders by a majority of the votes cast by independent shareholders. In effect, all shareholders will be considered "independent" provided that they are not, at the relevant time, making a takeover bid for the Company.

Summary Description of the Rights Plan

The following is a summary description of the operation of the Rights Plan. This summary is qualified in its entirety by reference to the text of the Shareholder Rights Plan Agreement which is attached as Exhibit 1 to this current report on Form 8-K. Capitalized terms used but not defined below have the meanings ascribed to them in the Shareholder Rights Plan Agreement.

The Rights

The Rights were issued pursuant to the Shareholder Rights Plan Agreement between the Company and Computershare Trust Company of Canada (the "Rights Agent"). Each Right entitles the registered holder thereof to purchase from the Company on the occurrence of certain events, one common share at the price of CDN$140 per share, subject to adjustment (the "Exercise Price"). However, if a Flip-in Event occurs, each Right would then entitle the registered holder to receive, upon payment of the Exercise Price, that number of common shares that have a market value at the date of that occurrence equal to twice the Exercise Price. The Rights are not exercisable until the Separation Time (as defined below).

Overview of the Rights Plan

The Rights Plan utilizes the mechanism of the Permitted Bid to ensure that a person seeking control of the Company provides both the Company's shareholders and the board with sufficient time to evaluate the bid. The purpose of the Permitted Bid is to allow a potential bidder to avoid the dilutive features of a Rights Plan by making a bid in conformity with the conditions specified in the Permitted Bid provisions. If a person makes a takeover bid that is a Permitted Bid, the Rights Plan will not affect the transaction in any respect.

The Rights Plan should not deter a person seeking to acquire control of the Company if that person is prepared to make a takeover bid pursuant to the Permitted Bid requirements or is prepared to negotiate with the board of directors. Otherwise, a person will likely find it impractical to acquire 20% or more of the outstanding common shares because the Rights Plan



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will  substantially  dilute  the  holdings  of a person or group  that  seeks to acquire such an interest other than by means of a Permitted Bid or on terms approved by the board of directors. When a person or group or their transferees become an Acquiring Person, the Rights Beneficially Owned by those persons become void, thereby permitting their holdings to be diluted. The possibility of such dilution is intended to encourage such a person to make a Permitted Bid or to seek to negotiate with the board the terms of an offer which is fair to all shareholders.

The Rights Plan will not prevent shareholders from disposing of their common shares through any takeover bid or tender offer for the Company. The directors will continue to be bound to consider fully and fairly any bona fide takeover bid or offer for the common shares of the Company and to discharge that responsibility with a view to the best interests of the shareholders.

Trading of Rights

Until the Separation Time (as defined below), the Rights will be evidenced only by the register maintained by the Rights Agent and outstanding common share certificates. The Rights Plan provides that, until the Separation Time, the Rights will be transferred with and only with the associated common shares. Until the Separation Time, or earlier termination or expiration of the Rights, each new share certificate issued after the Record Time, upon transfer of existing common shares or the issuance of additional common shares, will display a legend incorporating the terms of the Rights Plan by reference. As soon as practicable following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of common shares as of the close of business at the Separation Time, and thereafter the Rights Certificates alone will evidence the Rights.

Acquiring Person and Flip-in Event

An Acquiring Person is, generally, a person who beneficially owns 20% or more of the outstanding common shares of the Company. The Rights Agreement provides certain exceptions to that rule, including a person who acquires 20% or more of the outstanding common shares through a Permitted Bid Acquisition, an Exempt Acquisition or in its capacity as Investment Manager, Trust Company, Plan Trustee or Statutory Body, provided in these latter instances that the person is not making or proposing to make a takeover bid. The term Acquiring Person does not include the Company or any subsidiary of the Company. If a person becomes an Acquiring Person (a "Flip-in Event"), each Right will generally convert into the right to purchase from the Company, upon exercise, a number of common shares having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price.

Separation Time

The Separation Time is the close of business on the tenth day after the earlier of (i) the "Stock Acquisition Date", which is generally the first date of public announcement of facts indicating that a person has become an Acquiring Person;
(ii) the date of commencement of, or first public announcement of the intent of any person (other than the Company or any subsidiary of the Company) to commence a Takeover Bid (other than a Permitted Bid or a Competing Permitted



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Bid);  and (iii) the date on which a Permitted Bid ceases to be a Permitted Bid.
In any of the above cases, the Separation Time can be such later business day as may from time to time be determined by the Board of Directors. If a Takeover Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation time, it shall be deemed never to have been made.

Permitted Bid

A Flip-in Event does not occur if a takeover bid is a Permitted Bid. A Permitted Bid is a Takeover Bid, made by means of a takeover bid circular, which, among other things:

(a) is made for all common shares to all holders of record of common shares as registered on the books of the Company (other than the Offeror);

(b) contains, and the take-up and payment for common shares tendered or deposited is subject to, an irrevocable and unqualified condition that no common shares will be taken up or paid for pursuant to the Takeover Bid prior to the close of business on the 60th day following the date of the Takeover Bid;

(c) contains irrevocable and unqualified provisions that, unless the Takeover Bid is withdrawn, all common shares may be deposited pursuant to the Takeover Bid at any time prior to the close of business on the date of first take-up or payment for common shares under the bid and that all common shares deposited pursuant to the Takeover Bid may be withdrawn at any time prior to the close of business on such date;

(d) contains an irrevocable and unqualified provision that no common shares will be taken up or paid for under the bid unless more than 50% of the then outstanding common shares held by independent shareholders have been deposited under the bid; and

(e) contains an irrevocable and unqualified provision that, should the condition referred to in clause (d) be met, the Offeror will make a public announcement of that fact and the Takeover Bid will be extended on the same terms for a period of not less than 10 business days from the date of such public announcement.

The Rights Plan also provides for a "Competing Permitted Bid", which is a Takeover Bid, made while another Permitted Bid is outstanding, that satisfies all of the requirements of a Permitted Bid other than the requirements of clause
(b). The Competing Permitted Bid must expire no earlier than the later of (i) the date on which common shares may be taken up under the Permitted Bid which preceded the Competing Permitted Bid; and (ii) 35 days following the date of commencement of the Competing Permitted Bid.




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Takeover Bid

A Takeover Bid is defined in the Rights Plan as an offer to acquire common shares or other securities convertible into common shares, where the common shares subject to the offer to acquire, together with the common shares into which the securities subject to the offer to acquire are convertible, and the Offeror's securities, constitute in the aggregate 20% or more of the outstanding common shares at the date of the offer.

Redemption and Waiver

At any time prior to the occurrence of a Flip-in Event, the board may redeem all, but not part, of the outstanding Rights at a redemption price of $0.0001 per Right, subject to appropriate adjustment in certain events.

The board may, prior to the occurrence of a Flip-in Event, waive the application of the Flip-in Event provisions to a transaction that would otherwise be subject to those provisions, provided that such Flip-in Event occurs by way of a Takeover Bid made by means of a takeover bid circular to all shareholders of record. If a waiver is granted, the board of directors will have been deemed to have waived the application of the Flip-in Event provisions to all other Takeover Bids made by takeover bid circular to all holders of record of common shares which are made prior to the expiration of any Takeover Bid in respect of which a waiver is, or is deemed to have been, granted. The board may also, with the prior consent of the majority of the then outstanding common shares held by independent shareholders, determine, at any time prior to the occurrence of a Flip-in Event, if such Flip-in Event would occur by reason of an acquisition of common shares otherwise than pursuant to a Takeover Bid made by means of a takeover bid circular to all shareholders of record, to waive the application of the Flip-in Event provisions to such Flip-in Event. In the event that the board proposes such a waiver, the board shall extend the Separation Time to a date subsequent to and not more than ten (10) business days following the meeting of shareholders called to approve such waiver. The board may also, in respect of any Flip-in Event, waive the application of the Flip-in Event provisions to such Flip-in Event, where the Acquiring Person became such by inadvertence.

Amendments

The Company may, from time to time make amendments to the Rights Agreement in order to correct any clerical or typographical error or which are required to maintain the validity of the Rights Agreement as a result of any change in any applicable legislation, regulations or rules thereunder. The Company may also, prior to shareholder approval of the Rights Plan, supplement or amend the Rights Agreement without the approval of any holders of Rights or common shares to make any changes which the board may deem necessary or desirable, provided that no such supplement or amendment shall be made to the provisions relating to the Rights Agent except with the concurrence of the Rights Agent. Any supplement, amendment or variance made after the date of the approval of the Rights Plan but prior to the Separation Time may only be made with the prior consent of the "independent shareholders" (essentially all shareholders other than an acquiring Person and related parties) provided that no such supplement, amendment or variance shall be made to the provisions relating to the Rights Agreement except with the concurrence of the Rights Agent. Any supplement or amendment



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made on or after the Separation  time may only be made with the prior consent of the holders of Rights provided that no such supplement, amendment or variance shall be made to the provisions relating to the Rights Agreement except with the concurrence of the Rights Agent. In addition, any amendment to the Rights Agreement is subject to the prior written consent of The Toronto Stock Exchange.

Term

The Rights Plan became effective on December 17, 2003 and will terminate if not ratified by a resolution passed by a majority of greater than 50 per cent of the votes cast by independent shareholders at the Meeting. The Rights expire on December 17, 2008, unless earlier redeemed by the board.

Item 7.  Financial Statements and Exhibits

     1.         Shareholder Rights Plan Agreement dated December 17, 2003


Item 9.  Regulation FD Disclosure.

     99.1       Press Release dated December 17, 2003


The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as expressly set forth by specific reference in such a filing.





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

                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

                                      MDSI Mobile Data Solutions Inc.


December 18, 2003                     /s/ Verne Pecho
                                      -----------------------------------------
(Date)                                Verne Pecho, Chief Financial Officer











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